EXHIBIT 10.1

SECOND AMENDMENT
TO THE
UIL HOLDINGS CORPORATION
DEFERRED COMPENSATION PLAN

UIL Holdings Corporation (UIL) hereby amends the UIL Holdings Corporation Deferred Compensation Plan as follows. Except as otherwise expressly provided in this amendment, such amendments shall apply only to Non-Grandfathered Amounts, and shall not apply to Grandfathered Amounts as defined in Section 3.4 below:

1.  The following Glossary definitions are revised, or added, effective as of January 1, 2005, to read as follows with respect to Non-Grandfathered Amounts.

Section 1.1 o) is amended in its entirety to read as follows:

o) “Compensation” shall mean, in the case of all Eligible Employees, Base Salary, increases in Base Salary received during the Plan Year; Bonuses and other incentive awards; lump sum payments made from the Company SERP, but only with respect to Compensation Deferrals entered into prior to January 1, 2005; deferrals of compensation in excess of the amount deductible under Section 162(m) of the Code, and any other compensation permitted to be deferred by the Committee.

Section 1.1 t) is amended in its entirety to read as follows:

t) “Disability” or “Disabled” shall mean that the Participant is disabled in accordance with one of the definitions of “Disability” permitted under the Treasury Regulations issued under Section 409A.

The definition of Election Period contained in Section 1.1 bb) is amended in its entirety to read as follows with respect to Non-Grandfathered Amounts:

bb) “Election Period” shall mean the time period associated with deferral of Compensation under the Plan. The first Election Period with respect to Eligible Employees becoming Participants on the Effective Date (February 1, 2003) shall end on January 24, 2003. Thereafter, except as expressly provided otherwise in this definition or by the Committee, subsequent elections with respect to a subsequent calendar year must be filed by October 30th of the preceding year (by December 20th of the preceding year with respect to elections made in 2004 and later years), to be effective with respect to Compensation earned for services performed in such subsequent calendar year. The Election Period with respect to the deferral by a Designated Individual of some portion or all of a Restricted Stock Award shall be any period designated by the Committee, which ends prior to receipt of such Award, and which shall be deemed effective contemporaneously with the granting of such Award with respect to any Restricted Stock vesting at least one year after such election is processed; provided however that, with respect to deferrals of Restricted Stock Awards made in 2006 and after, the Election Period shall be the first thirty

(30) days following the date of the grant provided that the Deferral Election is made at least 12 months in advance of the earliest vesting date applicable to such Award. The Election Period with respect to the deferral by a Designated Individual of some portion or all of a Performance Share Award shall be any period designated by the Committee, which ends no later than 12 months prior to the end of the performance period related to such Performance Share Award, and which shall be deemed effective contemporaneously with the vesting of such Award with respect to any Performance Share vesting at least one year after such election is processed.

New Section 1vv) and 1ww) are hereby added to read as follows:

vv) “Separation from Service” shall have the meaning specified in Treasury Regulation 1.409A-1(h), or any successor provision.

ww) “Specified Employee” or “Key Employee” shall mean a key employee, as defined in Section 1.409A-1(i) of Treasury Regulations.

2.  Subsections 3.1(a) and (b) are hereby revised in their entirety to read as follows, effective as of January 1, 2005, with respect to all Eligible Employees:

3.1 Elections to Defer Compensation.

(a) Election to Defer. Subject to the provisions of Article II, each Eligible Employee may elect to defer Compensation earned for services performed in the taxable year(s) after the Election Period ends, by filing an election with the Plan Administrator (a "Deferral Election") that conforms to the requirements of this Section 3.1 either via the internet or mail, on a form provided by the Plan Administrator, by no later than the last day of the Election Period (as defined in the Glossary). Deferral elections shall become irrevocable as of the last day of the Election Period and shall remain irrevocable for the subsequent Plan Year to which such Deferral Election relates, except as otherwise expressly provided in the Plan. Deferral Elections will continue in effect from Plan Year to Plan Year, unless decreased, increased, or terminated during an Election Period with respect to a subsequent Plan Year.

(b) Deferrals of Base Salary, Bonus and certain SERP Amounts. With respect to each Plan Year, an Eligible Employee may defer, in either whole percentages or a flat dollar amount, up to 85% of Annual Base Salary and up to 100% of increases in Base Salary that become effective during the Year; up to 100% of Bonuses or other incentive awards; and, only with respect to Deferral Elections timely filed prior to January 1, 2005, up to 100% of any lump sum SERP payments that would be payable in a calendar year subsequent to the filing of the Deferral Election. Notwithstanding the foregoing, the total amount deferred shall be limited, as necessary, to satisfy income tax and Social Security Tax (including Medicare) withholding obligations, and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Committee. The minimum contribution that must be made in any Plan Year by an Eligible Employee shall not be less than $5,000, which may be satisfied from any deferral source (e.g., Base Salary, Bonus, etc.). For the first Plan Year of the Plan, this required minimum contribution amount shall be pro-rated.

3.	Subsections 3.3(a), (c) and (d) are amended in their entirety to read as follows:

(a) At the same time that the Participant makes the Deferral Elections described in Section 3.1, the Participant shall elect, on a form provided by the Plan Administrator, (i) to receive his

Compensation Deferral Account, his deferred Restricted Stock Account, his deferred Performance Share Account, and any Company Contributions made with respect to such Plan Year either (A) commencing upon his or her Separation from Service (due to Retirement, death, Disability, or voluntary or involuntary termination) or (B) at a specified future date while the Participant remains employed (a “Scheduled In-Service Withdrawal Date”), and shall also elect (ii) the payment method in which such amounts (and hypothetical net earnings thereon) shall be distributed from among the forms of benefit payment available under Section 6.2. In determining the Scheduled In-Service Withdrawal Date, the Participant and the Plan Administrator shall take into account the fact that, with respect to Restricted Stock and Performance Share Awards, the Scheduled In-Service Withdrawal Date shall be measured from the date on which such Awards would otherwise vest.

(c) Each election as to the timing and form of payment shall apply only for one Plan Year, and only to the Compensation Deferrals, deferrals of Restricted Stock, deferrals of Performance Shares, and any Company Contributions made with respect to such year, expressly provided, however, that with respect to elections as to time and form of payment made for the 2006 Plan Year and later, such election shall carry forward from year to year, unless modified by the Participant by means of filing a subsequent election in accordance with Section 3.3(e). To the extent that a Participant does not file an election as to form and timing of payment with respect to Compensation Deferrals, Deferrals of Restricted Stock, Deferrals of Performance Shares, and Company Contributions for a Plan Year, the deemed distribution election automatically shall be a lump sum following termination of employment with the Company and its affiliates.

(d) Notwithstanding the foregoing, in the event that a Participant has a Separation from Service (whether due to retirement, death, Disability or otherwise, and his Account Balance is $10,000 or less as of such termination date, the entire Account Balance will be distributed in a single lump sum no later than sixty (60) days following such Separation from Service, subject to the requirement for a six month delay for Key Employees as provided in Section 6.2.

4.  Section 3.3 is hereby amended by adding a new subsection 3.3(e) to read as follows with respect to Non-Grandfathered Amounts:

(e) Subsequent Elections as to Timing and Form of Payment. A Participant may change an election as to the timing or form of payment of Non-Grandfathered Amounts in the Participant’s Deferral Account by filing a subsequent written distribution election during an Election Period, provided however that with respect to Non-Grandfathered Amounts (as defined in Section 3.4)

(i)	such subsequent election is consistent with one of the forms of benefit payment provided in Section 6.2 (i.e., either an election of a permitted installment form, or of a lump sum);

(ii)	such subsequent election does not take effect until at least 12 months after the date on which the subsequent election is made;

(iii)
in the case of an election relating to a payment other than on account of death, Disability or the occurrence of an Unforeseeable Emergency, the first payment with respect to which such election is made is deferred for a period of not fewer than five (5) years from the date that payment would otherwise have been made or commenced; and

(iv)	With respect to any election relating to a distribution to be made (or to commence) as of a specified time or fixed schedule (as defined in Code Section 409(a)(2)(A))(iv)), the subsequent election is made not fewer than 12 months prior to the date of the first Scheduled payment.

5.  Section 6.2 is hereby amended in its entirety to read as follows with respect to Non-Grandfathered Amounts. Grandfathered Amounts shall be governed by the provisions of Section 6.2 prior to its amendment herein, except that the cash-out threshold of $50,000 shall be reduced to $10,000 for both Grandfathered and Non-Grandfathered Amounts.

6.2
Distribution of Accounts. Distribution of Non-Grandfathered Accounts shall be made only in the event of a Participant’s Separation from Service, death, or Disability, or on account of a Scheduled In-Service Withdrawal Date. All distributions of Non-Grandfathered Amounts on account of a Separation from Service shall be subject to a six (6) month delay as provided in Section 6.2 for distributions to Key Employees, except if such distribution is due to the Participant’s death or Disability.

(a) Distribution Due to Retirement, Disability or Termination of Service

(1) De Minimis Account Balances. In the case of a Participant who terminates service with the Company and all affiliates and who has a total Account Balance of $10,000 or less, the Distributable Amount shall be paid to the Participant in a lump sum distribution no later than sixty (60) days after termination of service, expressly provided that no distribution of a Non-Grandfathered Amount shall be payable to a Key Employee sooner than six (6) months following his or her Separation from Service, except in the event that his or her Separation from Service is due to death or Disability.

(2) Distribution of Accounts over $10,000. In the case of a Participant who terminates service with the Company and all affiliates and who has a total Account Balance more than $10,000, the Distributable Amount shall be paid to the Participant in a lump sum distribution unless he or she has made a timely election, in accordance with the provisions of Section 3.3 to receive payments in one of the following optional installment forms set forth in Section 6.2(a)(3), expressly provided that no distribution of a Non-Grandfathered Amount shall be payable to a Key Employee sooner than six (6) months following his or her Separation from Service, except in the event that his or her Separation from Service is due to death or Disability.

(3) Election of Payment Form. In accordance with Section 3.3, a Participant may elect, at the same time that he makes a Deferral Election, to have the amounts subject to such Deferral Election distributed either in a single lump sum or in one of the following installment forms, with respect to such Participant’s Compensation Deferrals, deferred Restricted Stock, deferred Performance Shares, and Company Contributions, on a form provided by the Plan Administrator, or, if permitted by the Committee, via voice response, Internet or other approved technology. The installment forms that are available are:

(i)	annual installments over five (5) years beginning on the Participant’s Payment Date;

(ii)	annual installments over ten (10) years beginning on the Participant’s Payment Date;

(iii)	annual installments over fifteen (15) years beginning on the Participant’s Payment Date.

(4)  Commencement of Distributions. All installment payments and lump sum distributions shall commence to be paid, or be paid, no later than sixty days following the Participant’s Separation From Service; expressly provided that no distribution of a Non-Grandfathered Amount shall be payable to a Key Employee sooner than six (6) months following his or her Separation from Service, except in the event that his or her Separation from Service is due to death or Disability. In the event that such a Participant has elected installment payments in a timely manner and in accordance with Section 3.3 and 6.2(a)(3) of this Plan, then the installment payments to which such Participant otherwise would be entitled during the first six (6) months following Separation from Service shall be accumulated and paid as of the first day of the seventh month following such Participant’s Separation from Service.

(5)  Modification of Election of Form of Payment. A Participant may change his or her election as to the timing and payment of Non-Grandfathered Amounts only in accordance with the provisions of Section 3.3(e) on subsequent elections.

(6)   Delay in Distribution for Key Employees. In the case of a “Specified Employee” as defined and determined in accordance with Section 1.409A-1(i) of Treasury Regulations, no distribution may be made to such Employee before the date that is six months after his Separation from Service (or, if earlier, the date of death of the Specified Employee).

6.	Section 6.2(b) is amended in its entirety to read as follows:

(b) Distribution With a Scheduled In-Service Withdrawal Date.

(1) In the case of a Participant who has elected a Scheduled In-Service Withdrawal, such Participant shall receive his or her Distributable Amount as scheduled, but only with respect to those deferrals of Compensation, deferrals of Restricted Stock, deferral of Performance Shares, any vested Company Discretionary Contribution Amounts, Company Matching Contribution Amounts and earnings or losses attributable thereto, as shall have been elected by the Participant to be subject to the Scheduled In-Service Withdrawal Date in accordance with Section 1.1(pp) of the Plan.

(2) A Participant’s Scheduled In-Service Withdrawal Date in a given Plan Year may be no earlier than three (3) years from the last day of the Plan Year for which the deferrals of Compensation are deemed effective, provided, however that in the case of Restricted Stock Awards and Performance Share Awards, the Scheduled In-Service Withdrawal Date shall be measured from the date that such awards vest. A Participant may elect either a lump sum, or annual installments over a period ranging from two (2) years, up to and including five (5) years from the Scheduled In-Service Withdrawal Date.

(3) A Participant may elect to extend the Scheduled In-Service Withdrawal Date for any Plan Year, provided such election is made at least one (1) year before the Scheduled In-Service Withdrawal Date and is for a period of not fewer than five years with respect to any extension occurring on or after January 1, 2005 (two years for extensions filed prior to January 1, 2005 and for extensions with respect to Grandfathered Amounts), and the election otherwise complies with the requirements of Section 3.3(e) on “subsequent elections”. The Participant may modify any Scheduled In-Service Withdrawal Date in the manner set forth above, no more than two (2) times.

(4) The first annual installment subject to a Scheduled In-Service Withdrawal Date shall commence to be paid in February of the Plan Year in which the Scheduled In-Service Withdrawal Date falls. Subsequent annual installments will be distributed in February of each year.

(5) Lump sum distributions will be paid in February of the year specified on the Participant’s election of a Scheduled In-Service Withdrawal Date.

(6) If a Participant terminates service with the Company and all affiliates for reasons other than Retirement or Disability prior to his or her Scheduled In-Service Withdrawal Date, the Compensation Deferral, deferred Restricted Stock, deferred Performance Shares, and any amounts attributable to Company Contributions, subject to such Scheduled In-Service Withdrawal Date will instead be distributed in the form of a lump sum. Such lump sum distribution will be paid not later than sixty (60) days following the Participant’s Separation from Service, subject to the requirement for a six month delay in the case of Non-Grandfathered Amounts of Key Employees.

7.	The first phrase of Section 6.3 is hereby amended to read as follows effective as of January 1, 2005:

A Participant shall be permitted to elect an unplanned Early Distribution only from his or her Grandfathered Amounts prior to what otherwise would be the Payment Date, subject to the following restrictions and penalties:

8.	A new Section 3.4 is hereby added to the Plan to read as follows:

(i)
Grandfathering Pre-2005 Accruals; Time and Form of Payment. The Account Balances of Plan Participants determined as of December 31, 2004, together with actual or notional earnings thereon accruing after December 31, 2004 (the ‘Grandfathered Amount’) shall be subject to the provisions of the Plan and tax law in effect immediately prior to the enactment of Section 409A of the Internal Revenue Code (i.e., as of October 3, 2004), including without limitation requirements as to election of the timing and form of payment; expressly provided, however that the Grandfathered Amounts shall be so grandfathered only to the extent that the Plan terms governing such Amounts are not materially modified after October 3, 2004. To the extent that any amendment to the Plan would constitute a material modification of Grandfathered Amounts, the amendment shall be void ab initio and not be effective as to the Grandfathered Amounts.

(ii)
Non-Grandfathered Amounts shall be that portion of a Participant’s Account Balance attributable to Deferral Elections made with respect to the 2005 Plan Year and thereafter. Non-Grandfathered Amounts shall be subject to the provisions of Code Section 409A and guidance issued thereunder, including, without limitation the six month delay in distribution applicable to Key Employees upon Separation from Service.

(iii)
Cancellations of Participation During 2005. During 2005, a Participant may cancel participation in the Plan or cancel a Deferral election, without causing the Plan to violate the provisions of 409A of the Internal Revenue Code and guidance issued thereunder and without causing his or her Account Balance to be includable in income under the doctrine of constructive receipt; provided that the amounts subject to the election to terminate participation or cancellation are includable in the Participant’s income in 2005 or, if later, the taxable year in which the amounts are earned and vested.

(iv)
Modification of Elections as to Time and Form of Payment During Transition Period. With respect to amounts that are subject to Section 409A, the Participant may, on or before December 31, 2006, file a new payment election as to time and form of payment and the election will not be treated as a change in the form and timing of payment under Section 409(a)(4) or an acceleration of a payment under Section 409(a)(3), provided that if the Participant makes such election on or after January 1, 2006 and before January 1, 2007, the Participant cannot change payment elections with respect to payments that he or she otherwise would receive in 2006, or cause payments to be made in 2006.

The foregoing amendments shall be effective as of January 1, 2005, except as otherwise expressly provided.

                  UIL HOLDINGS CORPORATION

Date:	November 28, 2005	By:	/s/Susan E. Allen
Its, VP, Treasurer, Secretary